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                                                                    EXHIBIT 24.2

                           BANK OF AMERICA CORPORATION

                       CERTIFICATE OF ASSISTANT SECRETARY

         I, ALLISON L. GILLIAM, Assistant Secretary of Bank of America Corporation, (the "Company"), a corporation duly organized and existing under the laws of the State of Delaware, do hereby certify that attached hereto is a true and correct copy of the resolutions duly adopted by the Board of Directors of the Company at a meeting of the Board of Directors held on July 24, 2002, at which meeting a quorum was present and acting throughout and that said resolutions are in full force and effect and have not been modified, rescinded or revoked as of the date hereof.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of the Company, this 26th day of July, 2002.


                                                     /s/ Allison L. Gilliam
                                                     ----------------------
                                                     Allison L. Gilliam
                                                     Assistant Secretary

(Corporate Seal)

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                                 RESOLUTIONS OF
                            THE BOARD OF DIRECTORS OF
                           BANK OF AMERICA CORPORATION

                                  July 24, 2002

                        Appointment of Attorneys-in Fact

         RESOLVED FURTHER, that Paul J. Polking and Charles M. Berger hereby are appointed attorneys-in-fact for, and each of them with full power to act without the other hereby is authorized and empowered to sign the Registration Statement and any amendment or amendments (including any pre-effective or post-effective amendments) thereto on behalf of, the Corporation and any of the following: the Principal Executive Officer, the Principal Financial Officer, the Principal Accounting Officer, and any other officer of the Corporation;

         RESOLVED FURTHER, that Paul J. Polking is hereby designated as Agent for Service of the Corporation with all such powers as are provided by the Rules and Regulations of the Commission;

         RESOLVED FURTHER, that the officers of the Corporation hereby are authorized and directed to do all things necessary, appropriate, or convenient to carry into effect the foregoing resolutions.